UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2022

NUVEEN PREFERRED & INCOME OPPORTUNITIES FUND

(Exact name of registrant as specified in its charter)

Massachusetts	811-21293	47-0909557
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 West Wacker Drive	Chicago	Illinois	60606
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code: (800) 257-8787

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JPC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Effective April 1, 2022, Doug Baker and Brenda Langenfeld will assume total responsibility for the portfolio management of the Nuveen Preferred & Income Opportunities Fund (NYSE: JPC) (the “Fund”). Collectively the pair manage Nuveen’s flagship Preferred Securities and Income strategy and have more than 27 years of experience investing in the asset class. They are responsible for a total of $8.6 billion of assets under management.

As of April 1, 2022, Thomas Ray and Susi Budiman, who have partnered with Doug and Brenda in managing the Fund, will relinquish their responsibilities of co-managing the Fund, instead turning their full focus to Nuveen’s flagship Flexible Income strategy, which they have managed continuously for over 12 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVEEN PREFERRED & INCOME OPPORTUNITIES FUND
Date: March 24, 2022	By:	/s/ Mark L. Winget
	Name:	Mark L. Winget
	Title:	Vice President and Secretary